UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 5, 2020

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Drive, Bridgeview, Illinois 60455

(Address of Principal Executive Offices) (Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MNTX	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights	N/A	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure

On March 5, 2020, Manitex International, Inc. issued a press release regarding the planned divestiture of its Sabre Equipment business. The full text of the Press Release is being furnished as Exhibit 99.1 to this Current Report.

The information under Item 7.01 in this Current Report on Form 8-K, including the exhibits hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Current Report on Form 8-K will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated by reference. The furnishing of the information under Item 7.01 in this Current Report on Form 8-K is not intended to, and does not, constitute a determination by the Company that the information under Item 7.01 in this Current Report on Form 8-K is complete or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 5, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANITEX INTERNATIONAL, INC.

By:	/s/ Laura R. Yu
Name:	Laura R. Yu
Title:	Senior Vice President and Chief Financial Officer

Date: March 5, 2020